Exhibit 10.1

AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED

MASTER LOAN AGREEMENT

This Amendment No. 1 to Sixth Amended and Restated Master Loan Agreement dated as of May 17, 2013 (this “Amendment”) is effective as of July 31, 2013, by and between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“Borrower”), and AGSTAR FINANCIAL SERVICES, PCA (“Lender”).

RECITALS

A.                                    Lender has extended various credit facilities to Borrower for the purposes of acquiring, constructing, equipping, furnishing and operating an ethanol production facility in Jackson County, Minnesota, pursuant to that certain Sixth Amended and Restated Master Loan Agreement dated as of May 17, 2013 (the “MLA”).

B.                                    Borrower has requested that Lender amend certain provisions of the MLA and Lender has agreed to such amendments upon the terms and conditions set forth herein.

C.                                    Unless otherwise expressly defined herein, capitalized terms used herein shall have the same meaning ascribed to them in the MLA.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendments to MLA.

(a)                                 Section 1.01.  The following terms are hereby added or amended, restated and replaced by the following in Section 1.01 of the MLA:

“Change of Control” means:  (a) any “person” or “ group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Project Viking, L.L.C. or its Affiliates, is, or becomes, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock of the Borrower representing more than 50% of the voting power of the total outstanding Capital Stock of the Borrower; (b) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than Project Viking, L.L.C. or its Affiliates, obtains the power (whether or not exercised) to elect a majority of the board of directors of the Borrower; or (c) the Borrower at any time ceases to own, directly or indirectly, 100% of the Capital Stock of any Subsidiary Guarantor.  “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Disclosure Statement” means that certain Confidential Disclosure Statement dated June 11, 2013, as supplemented on June 21, 2013 and August 16, 2013.

“Management Services Agreement” means that certain Management Services Agreement dated as of July 31, 2103, by and between the Borrower and Granite Falls Energy, LLC.

“Member Equity” means that portion of the proceeds of the offering evidenced by the Disclosure Statement which members of the Borrower have elected to convert to membership units.

(b)                                 Section 2.03(b).  The following terms are hereby added or amended, restated and replaced by the following in Section 2.03(b) of the MLA:

(b)                                 Purpose.  Revolving Advances under the Term Revolving Loan may be used for working capital and cash management purposes of the Borrower.  The Borrower agrees that the proceeds of the Term Revolving Loan are to be used only for the purposes set forth in this Section 2.03(b).

(c)                                  Section 2.03(e).  The following terms are hereby added or amended, restated and replaced by the following in Section 2.03(e) of the MLA:

(e)                                  Repayment of the Term Revolving Loan.  The Borrower will pay interest on the Term Revolving Loan on the first (1st) day of each month, commencing on the first (1st) Monthly Payment Date following the Closing Date, and continuing on each Monthly Payment Date thereafter until the Maturity Date.  In addition to such periodic payments of interest, Borrower shall make principal payments (the “Term Revolving Loan Principal Payments”) as follows:

(i)                                     On or before July 31, 2013, the greater of (i) an amount equal to the proceeds of the Indenture Subordinated Debt less the Cash Payment, or (ii) $5,000,000.00;

(ii)                                  On or before October 1, 2013, an amount equal to the proceeds of the offering evidenced by the Disclosure Statement, whether Indenture Subordinated Debt or Member Equity, in excess of $8,329,500.00, if any; and

(iii)                               On October 1, 2013, and on the first day of each October thereafter, all amounts necessary to reduce the Outstanding Revolving Advances to the amount of the then applicable maximum Term Revolving Loan Commitment.

On the Maturity Date, the amount of the then unpaid principal balance of the Term Revolving Loan and any and all other amounts due and owing hereunder or under any other Loan Document relating to the Term Revolving Loan shall be due and payable.  If any Payment Date is not a Business Day, then the principal installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

(d)                                 Section 5.01(c).  Section 5.01(c)(ii) and (vii) of the MLA is amended, restated, and replaced by the following:

(ii)                                  Beginning with the month ending October 31, 2013, as soon as available and in any event within 30 days after the end of each month, (A) consolidated balance sheets of the Borrower prepared in accordance with GAAP as of the end of such month and consolidated statement of income of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by an authorized officer of the Borrower; (B) a status report on the progress of the Borrower in implementing the items set forth in the Loan Restructuring Proposal in form and content reasonably acceptable to the Lender; and (C) a risk management report in form and content reasonably acceptable to the Lender.

(vii)                           Beginning with the month ending October 31, 2013, as soon as available but in any event not more than 30 days after the end of each month, production reports for the immediately preceding calendar month setting forth corn inputs, ethanol output, DDGS output, natural gas usage and CO2 output, together with such additional production information as reasonably requested by Lender;

(e)                                  Section 5.01(n).  Section 5.01(n) of the MLA is amended, restated, and replaced by the following:

(n)                                 Management of Borrower.

(i)                                     Management of the Borrower shall be maintained as set forth on Schedule 5.01(n) hereto, unless otherwise approved in Lender’s reasonable discretion; and

(ii)                                  Use reasonable commercial efforts to timely address the items set forth in the Loan Restructuring Proposal.

(f)                                   Section 5.02(m).  Section 5.02(m) of the MLA is amended, restated, and replaced by the following:

(m)                             Material Control or Management.  Except as provided in the Management Services Agreement (i) there should be any change in the Chief Executive Officer of the Borrower, unless within 90 days of such event a person reasonably acceptable to Lender is appointed to such position, or (ii) the Borrower shall fail at any time to hold, legally or beneficially, 100% of the equity of each of the Subsidiary Guarantors; or

(g)                                  Section 5.02(n).  Section 5.02(n) of the MLA is amended, restated, and replaced by the following:

(n)                                 Material Contracts.  Change, alter or amend any of its Material Contracts including the Agrinatural Agreements or other Long Term Marketing Agreements.  No accounts receivable under any Material Contract or any other Long Term Marketing Agreement shall at any time remain unpaid for more than 15 days after the invoice date thereunder.

(h)                                 Section 7.13.  Section 7.13 of the MLA is amended, restated, and replaced by the following:

WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTEND PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, REASONABLENESS AND ENTITLEMENT OF ATTORNEYS’ FEES AND AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.

2.                                      Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Lender hereunder are subject to the conditions precedent that the Lender shall have received the following, in form and substance satisfactory to the Lender:

a.                                      this Amendment duly executed by the Borrower and the Lender; and

b.                                      payment of all of Lender’s costs, fees and expenses incurred in connection with the drafting and negotiation of this Amendment and the transactions contemplated hereunder, including without limitation all legal fees incurred by the Lender in connection with the negotiation, preparation, review and execution of this Amendment and the documents relating hereto.

3.                                      Representations and Warranties of Borrower.  The Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.                                      The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene:  (i) its articles of organization or operating agreement; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.                                      This Amendment is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.                                       All other representations, warranties and covenants contained in the MLA and the other Loan Documents are true and correct and in full force and effect,

4.                                      Miscellaneous.

a.                                      Effect; Ratification.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the MLA or any other Loan Document, including, without limitation, a waiver of any rights or remedies available to the Lender on account of any default or Event of Default, which may have occurred prior to the date of this Amendment, or (ii) prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the MLA, as amended hereby, or any other instrument or agreement referred to therein.  It is further understood and agreed by and between the Borrower and the Lender that all other terms and provisions of the MLA and the other Loan Documents shall remain in full force and effect, enforceable by the Lender against the Borrower as fully as though no amendments had been made hereby, and this Amendment shall not be deemed to hinder, compromise or lessen the enforceability of the MLA, the other Loan Documents, the Notes, or any mortgage, security interest, or guaranty securing repayment of the Loans, in any way.  Each reference in the MLA and in any other Loan Document to the “MLA” shall mean the MLA, as amended hereby.

b.                                      Loan Documents.  This Amendment is a Loan Document executed pursuant to the MLA and shall be construed, administered and applied in accordance with the terms and provisions thereof.

c.                                       Defined Terms.  All terms used and not otherwise defined herein shall have the meanings assigned to them in the MLA.

d.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

e.                                       Severability.  Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

f.                                        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

g.                                       WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTEND PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, REASONABLENESS AND ENTITLEMENT OF ATTORNEYS’ FEES AND AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.

{SIGNATURE PAGE FOLLOWS}

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

SIXTH AMENDED AND RESTATED MASTER LOAN AGREEMENT

BY AND BETWEEN

HERON LAKE BIOENERGY, LLC

AND

AGSTAR FINANCIAL SERVICES, PCA

DATED AS OF:  JULY 31, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

HERON LAKE BIOENERGY, LLC,
A Minnesota limited liability company

By:	/s/ Steven A Christensen
Steven A Christensen
Its: Chief Executive Officer

LENDER:

AGSTAR FINANCIAL SERVICES, PCA,
An United States corporation

By:	/s/ Steven Grosland
Steven Grosland
Its: Senior Lending Services Executive